Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Orchid BioSciences, Inc.:

We consent to the incorporation by reference in the registration statements No. 333-53118 and No. 333-76744 on Form S-8 and No. 333-60582, No. 333-85555, No. 333-98825, No. 333-105732, No. 333-111892 and No. 333-113981 on Form S-3 of Orchid BioSciences, Inc. of our reports dated March 31, 2005, with respect to the consolidated balance sheets of Orchid BioSciences, Inc. and subsidiaries as of December 31, 2004 and 2003, and the related consolidated statements of operations, stockholders’ equity and comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 31, 2004, and the related financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 and the effectiveness of internal control over financial reporting as of December 31, 2004, which reports appear in the December 31, 2004 annual report on Form 10-K of Orchid BioSciences, Inc.

/s/    KPMG LLP

Princeton, New Jersey

March 31, 2005